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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Waste Management, Inc. on Form S-3 (File Nos. 333-00097, 333-08573, 333-32471, 333-33889, 333-80063, 333-21035, 333-17453, 333-17421,
333-63143, 333-62547, 333-85018, 333-42988, 333-76226, 333-43809, 333-76224,
333-63893 and 333-52197), on Form S-4 (File Nos. 333-63981, 333-60103, 333-14109
and 333-32805), and on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988,
33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-02181, 333-08161,
333-14115, 333-14613, 333-34819, 333-51975, 333-64239, 333-70055, 333-59247, and
333-56113), of our report dated March 16, 1998 relating to the consolidated financial statements of USA Waste Services, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which appears in this Form 8-K.


                                              /s/ PRICEWATERHOUSECOOPERS LLP
                                              ------------------------------
                                                  PricewaterhouseCoopers LLP


Houston, Texas
September 16, 1999